                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 7, 1997, except as to Notes 6, 7 and 11 which are as of January 29, 1997, relating to the consolidated financial statement of System Software Associates, Inc. ("SSA") as of October 31, 1995 and for the two years then ended, appearing on page F-3 of SSA Annual Report on Form 10-K for the year ended October 31, 1996.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Chicago, Illinois
September 29, 1997